UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 23, 2015

GEI GLOBAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-171572	27-3429931
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

4225 Miller Rd, #269

Flint, Michigan 48507

(Address of principal executive offices)

(810) 610-2816

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01      Entry into a Material Definitive Agreement

1.	The GEIG Board approved the execution of a definitive agreement to acquire, through a stock equity exchange, Zarvic Brothers, LLC. of New York. The purchase will enhance financial opportunities for GEI Global and integrates with a strategy to provide high-impact real estate and technology merger acquisition transactions throughout the United States and the world. The acquisition adds to our overall brand and represents an important strategic opportunity to focus our business model and to acquire assets for product deployment. By purchasing Zarvic Brothers, GEI Global will be able to expand our business and product offerings to a larger commercial real estate customer base throughout the world.

2.	GEIG will form new private subsidiary to execute agreement.

3.	GEIG will desire to move private vehicle toward public vehicle status in 12 months. Although there may be several unforeseen factors that may influence this objective.

4.	GEIG will issue 500,000 shares of restricted GEIG common stock $0.001 par to execute agreement.

5.	Agreement execution is effective upon legal review.

Zarvic Brothers is a privately-held, New York based company, that specializes in the acquisition and disposition of value added commercial real estate, leasing, and merger acquisitions of private and public companies.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEI GLOBAL ENERGY CORP.

Date: December 23, 2015	By:	/s/ K. Joel Berry
	Name:	K. Joel Berry
	Title:	Chief Executive Officer

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